Exhibit 10.16

Sunoco Partners LLC

Independent Director Compensation Summary Sheet

for 2005

The table below summarizes the 2005 compensation program for independent directors of Sunoco Partners LLC

2005 INDEPENDENT DIRECTOR COMPENSATION SUMMARY

Component	Amount ($)	Medium of Payment	Timing of Payment
Annual Retainer	17,500 per year	Restricted Units	$4,375 credited quarterly[1]
	17,500 per year	Cash	$4,375 paid quarterly
Board Meeting Fee	1,500 per meeting	Cash	Paid quarterly
Committee Meeting Fee	1,000 per meeting	Cash	Paid quarterly
Compensation Committee Chair Retainer	2,500 per year	Cash	$ 625 paid quarterly
Audit/Conflicts Committee Chair Retainer	6,500 per year	Cash	$1,625 paid quarterly

NOTE TO TABLE:

1.	The portion of the annual retainer paid in the form of Restricted Units is required to be deferred, and is credited to each independent director’s account in the Sunoco Partners LLC Directors’ Deferred Compensation Plan.

In addition to the foregoing, each independent director is reimbursed for out-of-pocket expenses in connection with attending meetings of the board of directors or committees.

DIRECTORS’ DEFERRED COMPENSATION PLAN:

In addition to the mandatory deferral of the Restricted Unit portion of the annual retainer, the Sunoco Partners LLC Directors’ Deferred Compensation Plan also permits directors voluntarily to defer all or a portion of their cash compensation. Voluntarily deferred amounts are credited in the form of Restricted Units, the value of which varies as though invested in Common Units of Sunoco Logistics Partners L.P. (the “Partnership”). All amounts deferred in the form of Restricted Units are credited with Distribution Equivalent Rights (in the form of additional Restricted Units), credited on the applicable date for the quarterly payment of Partnership cash distributions. Payments of compensation deferred under the Directors’ Deferred Compensation Plan are restricted in terms of the earliest and latest dates that payments may begin. All deferrals, whether mandatory or voluntary, will be paid out in cash.